Exhibit A

Mutual Fund Series Trust

Class I Master Distribution Plan

AMENDMENT Dated FEBRUARY 14, 2024

The Class I Master Distribution Plan has been adopted with respect to the following Funds:

Catalyst Enhanced Income Strategy Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric Symmetry Strategy Fund

AlphaCentric LifeSci Healthcare Fund

AlphaCentric Strategic Income Fund

Catalyst/Aspect Enhanced Multi-Asset Fund

Catalyst/Welton Advantage Multi-Strategy Fund

Mutual Fund Series Trust

By: /s/ Jennifer Bailey

Jennifer Bailey, Secretary